SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                    Bogen Communications International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                    Bogen Communications International, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     computed  pursuant to Exchange  Act Rule 0-11:  (set forth the amount on which the filing fee is calculated and state how it was determined).

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     5) Total fee paid:

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[ ]  Check box if any part of the fee is offset as  provided  by  Exchange
     Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting
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

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                50 Spring Street
                            Ramsey, New Jersey 07446

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 13, 1996

                                -----------------

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN THAT the 1996 Annual Meeting of Stockholders (the "Annual Meeting") of Bogen Communications International, Inc. (the "Company") will be held on December 13, 1996 at 10:00 a.m., prevailing local time, at the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York, to consider and act upon:

     1. The election of three (3) Class I Directors to serve until the 1998 Annual Meeting of Stockholders;

     2.   The adoption of the Company's 1996 Incentive Stock Option Plan;

     3. The ratification of the selection of Coopers & Lybrand, LLP, as the Company's auditors; and,

     4. The transaction of such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

     Stockholders of record of the Company at the close of business on November 14, 1996 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States. At any time prior to their being voted, your proxy is revocable by delivering written notice to the Company in accordance with the instructions set forth in the Proxy Statement or by voting at the Annual Meeting in person.

     IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED WHITE PROXY CARD PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

November 25, 1996

                                                    Yoav M. Cohen,
                                                    Secretary

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----

PROXY STATEMENT...........................................................   1
  General Information.....................................................   1
  Voting and Revocability of Proxies......................................   1
  Solicitation of Proxies.................................................   1
  Voting Securities and Holders Thereof...................................   2
PROPOSAL 1 -  ELECTION OF DIRECTORS.......................................   3
  Information Concerning Nominees and Continuing Directors................   3
  Nominees and Continuing Directors.......................................   3
  Security Ownership of Management and Beneficial Owners..................   5
  Board Committees........................................................   6
  Executive Compensation..................................................   7
  Option Grants in 1995...................................................   8
  Compensation of Directors...............................................   8
  Employment Contracts....................................................   8
  Related Party Transactions..............................................   8
  Other Officers..........................................................   9
  Comparative Stock Performance...........................................   9
  Committee Report on Executive Compensation..............................  10
  Executive Officer Compensation Program..................................  11
  Chief Executive Officer Compensation....................................  11
PROPOSAL II - ADOPTION OF THE 1996 INCENTIVE STOCK OPTION PLAN............  12
PROPOSAL III - RATIFICATION OF COOPERS & LYBRAND, LLP,
 AS INDEPENDENT PUBLIC ACCOUNTANTS........................................  15
ADDITIONAL INFORMATION....................................................  16
OTHER MATTERS.............................................................  16


                                       (i)

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                                50 Spring Street
                            Ramsey, New Jersey 07446

                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on December 13, 1996

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

     General Information

     This Proxy Statement has been prepared and is being distributed in connection with the solicitation by the Board of Directors of Bogen Communications International, Inc. (the "Company") of proxies in the enclosed form for use at the Annual Meeting of Stockholders of the Company to be held on December 13, 1996 at 10:00 a.m., prevailing local time, at the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York, and at any adjournment or postponement thereof. (Such meeting and any adjournment or postponement thereof will be hereinafter referred to as the "Annual Meeting.") This Proxy Statement is being first given or sent to Stockholders of the Company on or about November 25, 1996.

     Voting and Revocability of Proxies

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for Directors named herein, FOR the adoption of the 1996 Incentive Stock Option Plan and FOR the ratification of Coopers & Lybrand, LLP, as the Company's outside auditors. As of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than that referred to above. If any other business properly comes before the Annual Meeting, the persons designated in the enclosed proxy will vote on such business in accordance with the direction of the Board of Directors.

     Any stockholder who executes and returns a proxy may revoke it at any time before it is exercised by (i) delivering to Mr. Yoav M. Cohen, Secretary of the Company, at the principal executive offices of the Company at 50 Spring Street, Ramsey, New Jersey 07446, either an instrument revoking the proxy, or a duly executed proxy bearing a later date, or (ii) by attending the Annual Meeting and voting in person.

     Solicitation of Proxies

     The enclosed proxy is being solicited by the Board of Directors of the Company for use in connection with the Annual Meeting. The cost of such solicitation will be borne by the Company. Proxies may be solicited in person or by mail, telephone, telegram, mailgram or other means by directors, officers, employees and management of the Company; however, such persons will not receive any fees for such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward such soliciting material to the beneficial owners of shares held of record by them, and such custodians may be reimbursed for their expenses.

     Voting Securities and Holders Thereof

     As of the close of business on November 14, 1996, the record date for voting at the Annual Meeting, the Company had 5,758,850 shares of Common Stock outstanding, par value $.001 per share (the "Common Stock"), held by approximately 27 stockholders of record. The actual number of beneficial holders of the Company's Common Stock is believed to be higher. Holders of Common Stock are entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the date hereof there are no other classes of the Company's capital stock issued or outstanding.

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON OR STOCKHOLDER, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S 1995 ANNUAL REPORT ON FORM 10-K, INCLUDING ANY EXHIBITS THERETO AND THE FINANCIAL STATEMENTS THERETO. ANY SUCH REQUEST SHOULD BE DELIVERED TO:

                    YOAV M. COHEN, SECRETARY
                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                    50 SPRING STREET
                    RAMSEY, NEW JERSEY 07446.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     Information Concerning Nominees and Continuing Directors

     The Company's Restated Certificate of Incorporation, as amended, provides for the classification of Directors into two classes, as nearly equal in number as possible, with approximately one-half of the Directors to be elected annually for two-year terms. At the Annual Meeting, there will be three (3) persons elected as Class I Directors, for terms expiring in 1998. All of the persons nominated for election as Class I Directors are presently serving as Directors of the Company.

     At each annual meeting subsequent to the Annual Meeting, one class of Directors will be elected for a two-year term, with Class II Directors to be elected in 1997.

     Nominees and Continuing Directors

     Set forth below is certain information with respect to each of the nominees for election to the Board of Directors at the Annual Meeting as well as each of the other continuing Directors, including name, age, the period during which such person has served as a Director of the Company, such person's principal occupation and employment during the past five years and the amount and percentage of the Company's Common Stock (based upon 5,758,850 shares of Common Stock issued and outstanding as of November 14, 1996) beneficially owned (as determined in accordance with Rule 13d-3 of the Exchange Act) by such person as of November 14, 1996. It is the intention of the persons named in the accompanying form of proxy to vote for all those nominees listed below.

     Each of the persons listed below as nominees has agreed to be named as a nominee for Director in this Proxy Statement and has consented to serve as a Director if elected. The Company expects all nominees to be willing and able to serve. The Board of Directors may designate a substitute nominee to replace any bona fide nominee who was nominated and who, for any reason, becomes unavailable for election as a Director. If any of the nominees shall become unable to serve, the persons designated in the enclosed WHITE PROXY CARD will vote for the election of such other person or persons as the Board of Directors may recommend. It is presently anticipated that each person elected as a Director of the Company at the Annual Meeting, as well as all continuing Directors of the Company, will be elected by the Company as a Director of the Company's wholly-owned subsidiary, Bogen Corporation ("Bogen") and of the Company's majority owned subsidiary, Speech Design GmbH ("Speech Design"), following the Annual Meeting.

NOMINEES

     Dr. Leonard Lodish, age 52, has served as a director of the Company since 1995. Dr. Lodish is the Samuel R. Harrell Professor in the Marketing Department of The Wharton School, University of Pennsylvania where he has held academic positions since 1968. Dr. Lodish is a Director of Information Resources, Inc., Chicago, Illinois (since 1985), Franklin Electronic Publishers, Inc., Burlington, New Jersey (since 1987), J&J Snack Foods, Inc., Pennsauken, New Jersey (since 1993), Walsh International, New York (since 1996) and is a former director of Geotek. Dr. Lodish has a Ph.D. in Marketing and Operating Research from M.I.T.

     Michael McCoy, age 43, has served as a director of the Company since 1995. Since September 1995, Mr. McCoy has been Senior Vice President and Chief Financial Officer of Geotek. From November 1994 to September 1995, Mr. McCoy was Vice President of the Northeast Region of Geotek. From September 1992 to November 1994, Mr. McCoy was President of Greenlake Associates, Inc., a high technology consulting company. From November 1988 through September 1992, Mr. McCoy was a member of the Office of the Chairman and Senior Vice President of Business Development for LCI International, Inc., a facilities based long distance telecommunications company.

     David Jan Mitchell, age 34, has served as a director of the Company since 1995. Since 1991, Mr. Mitchell has been President of Mitchell & Company, Ltd., a New York-based merchant banking company and, since March 1992, a partner of Petherton Capital Corporation, a privately held real estate investment company. From April 1988 to December 1990, Mr. Mitchell was a management principal and a director of Rodman & Renshaw, Inc., a publicly held investment banking and brokerage firm. Mr. Mitchell is a director of Holmes Protection Group, a security alarm system company and Kellstrom Industries, Inc. ("Kellstrom"), a distributor of jet engine parts.

CONTINUING DIRECTORS

     Yoram Bibring, age 39, has served as a director of the Company since 1995. Mr. Bibring is President and Chief Executive Officer of Geotek International Networks, Inc., a wholly owned subsidiary of Geotek Communications, Inc. ("Geotek"). Mr. Bibring was Executive Vice President and Chief Operating Officer of Geotek from June 1993 to March 1996, Chief Financial Officer of Geotek from February 1990 to September 1995 and Vice President of Aryt Optronics Industries, Ltd. from December 1990 to April 1991.

     Yaron Eitan, age 40, has served as Chairman of the Board and a director of the Company since 1995. Mr. Eitan was Chairman of the Board of Bogen and its subsidiary, Bogen Communications, Inc. ("BCI"), from April 1991 to August 1995. Since October 1996, Mr. Eitan has been Chairman and CEO of Geotek. From March 1989 until October 1996, Mr. Eitan was President, Chief Executive Officer and a director of Geotek. Mr. Eitan also serves as Chairman of the Board and Chief Executive Officer of Power Spectrum, Inc. (since 1992) and National Band Three Limited (since 1993), each of which is a wholly owned subsidiary of Geotek. Mr. Eitan also serves as a director of GMSI, Inc., a majority owned subsidiary of Geotek, a wholly owned subsidiary of Geotek.

     Joram D. Rosenfeld, age 53, has served as a director of the Company since 1995. From March 1995 to August 1995, Mr. Rosenfeld, along with Yoav Stern, served as Co-Chief Executive Officer and Co-President of the Company. Mr.
Rosenfeld has been a managing partner of Helix Capital L.L.C. ("Helix"), a merchant banking firm involved in investments and mergers and acquisitions with technology led businesses, since August 1995. Mr. Rosenfeld has served as the Co-Chairman of the Board of Kellstrom Industries, Inc. ("Kellstrom"), a commercial jet-engine reseller, since its inception in December 1993. Since 1993, Mr. Rosenfeld has been a director of Oram Electric industries, an Israeli manufacturer of transformers and electronic power supplies (formerly a subsidiary of Geotek). Mr. Rosenfeld has been a director of Mofet, Israel Venture Fund, an Israeli public company investing in emerging companies in Israel (since 1992). Mr. Rosenfeld has been a director of Exodus Projects, Inc., which is a joint venture partner in Alberici International, a United States-based partnership operating in the construction business in Israel (since
1991). Mr. Rosenfeld is a director of Healthcare Technologies, Ltd., an Israeli healthcare company and was a director, from 1984 to 1995, of Comverse Technologies, Inc., a communications company. Mr. Rosenfeld is a former director of Geotek.

     Yoav Stern, age 43, has served as a director of the Company since 1995. From March 1995 to August 1995, Mr. Stern, along with Joram Rosenfeld, served as Co-Chief Executive Officer and Co-President of the Company. Mr. Stern has been a managing partner of Helix since August 1995. Mr. Stern served as Co-Chairman and Chief Executive Officer of Kellstrom from its inception in December 1993 until June 1995 and has served as Co-Chairman of the Board of Kellstrom since then. From January 1993 to September 1993, Mr. Stern was President and, from January 1992 until May 1995, a director of WordStar International, Inc. (now SoftKey International, Inc., "SoftKey"), which is engaged in research and development and worldwide marketing and distribution of software for business and consumer applications. From April 1989 to December 1992, Mr. Stern was Vice President of Business Development of Elron Electronic Industries Ltd., a multinational public holding company based in Israel that is engaged in operating and investing in high technology companies.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

Security Ownership of Management and Beneficial Owners

     The following table sets forth information as of November 14, 1996 with respect to the shares of the Company's Common Stock beneficially owned by each director and executive officer of the Company and by all directors and executive officers as a group. Except as disclosed by the table, there are no other entities or persons known to the Company to be the beneficial owner of more than five (5%) percent of the shares of the Company's Common Stock (based on 5,758,850 shares of the Company's Common Stock outstanding as of November 14,
1996).

                                           Shares Beneficially     Percentage of
Name                                            Owned (1)             Class (1)
----                                       -------------------     -------------
Yoram Bibring                                              0                 0
Yaron Eitan (2)                                            0                 0
Dr. Leonard Lodish                                         0                 0
Michael McCoy                                              0                 0
David Jan Mitchell (3)                               170,001             2.95%
Joram D. Rosenfeld (4)                               226,250             3.93%
Yoav Stern (5)                                       226,250             3.93%
Menashe Ben-David                                          0                 0
Kasimir Arciszewski                                        0                 0
Yoav M. Cohen                                              0                 0
Thomas R. Cowherd                                          0                 0
Hans Meiler                                                0                 0
Geotek Communications, Inc.
   20 Craig Road
   Montvale, NJ 07645                              3,901,919 (6)        65.48%

All directors and Executive Officers as a group
 (13 persons)                                        337,501             5.86%

*    less than one (1%) percent.

(1)  Calculated in accordance with Rule 13d-3 of the Exchange Act.

(2) Mr. Eitan is Chairman and CEO of Geotek. Geotek is the record and beneficial owner of 3,701,919 shares of Common Stock and 200,000 Warrants. As a result, Mr. Eitan may be deemed to beneficially own the Common Stock and Warrants held of record by Geotek. Mr. Eitan disclaims beneficial ownership of such shares and Warrants.

(3) Consists of 75,001 shares directly owned by Mr. Mitchell and 95,000 shares beneficially owned by EGAC II. Messrs. Stern, Mitchell and Rosenfeld each own one third of the issued and outstanding capital stock of EGAC II and each may, therefore, be deemed to beneficially own all of the securities beneficially owned by EGAC II (an aggregate total of 95,000 shares).

(4) Consists of 131,250 shares directly owned by Mr. Rosenfeld and 95,000 shares beneficially owned by EGAC II, which Mr. Rosenfeld may be deemed to beneficially own.

(5)  Consists of 131,250  shares  directly  owned by Mr. Stern and 95,000 shares
     beneficially   owned  by  EGAC  II,  which  Mr.  Stern  may  be  deemed  to beneficially own.

(6) Includes immediately exercisable Warrants to purchase 200,000 shares of Common Stock.

Board Committees

     The  Company's  Board  of  Directors  has  standing   Executive  and  Audit
committees.

     Executive  Committee.  The Executive Committee is composed of the following
Directors: Messrs. Eitan (Chairman), Bibring, Rosenfeld and Stern. The Executive Committee is authorized by the entire Board of Directors to exercise all of the authority of the Board in the management of the Company between Board meetings, unless otherwise provided in the Company's by-laws. The Executive Committee also functions as the Company's Compensation/Stock Option Committee which provides general oversight in all employee personnel matters through periodic meetings with management of the Company.

     Audit  Committee.   The  Audit  Committee  is  composed  of  the  following
independent Directors: Mr. McCoy (Chairman), Dr. Lodish and Mr. Mitchell. The Audit Committee provides general financial oversight in financial reporting and the adequacy of the Company's internal controls through periodic meetings with the Company's management and its independent auditors.

     The Company does not have a standing nominating committee.

     During 1995, the Company's Board of Directors held 4 meetings. Of the continuing directors and nominees, no director attended fewer than 75% of the aggregate number of meetings of the Board of Directors of the Company. The Company's Executive and Audit Committee were not formed until after the Company became a public company.

             EXECUTIVE COMPENSATION; RELATED PARTY TRANSACTIONS; AND
                     CERTAIN INFORMATION CONCERNING OFFICERS

Executive Compensation

     The following  table shows the annual  compensation  of the Chief Executive
Officer of the Company and the Company's most highly compensated executive officers for the fiscal years 1995, 1994 and 1993. In order to provide meaningful comparative information, this table includes information for Bogen, BCI and Speech Design for the applicable periods prior to the acquisition by the Company in July 1995.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                                   Long-Term
                                                                                                  Compensation
                                            Annual Compensation                                      Awards
                                            -------------------                            ---------------------------
                                                                                           Securities
                                                                                           Underlying       All other
  Name & Principal                                                       Other Annual       Options/      Compensation
      Position               Year      Salary($)       Bonus($)          Compensation       SARs (#)           ($)
         (a)                  (b)         (c)            (d)                 (e)               (g)             (i)
Menashe Ben-David (2)        1995     $  98,000      $  10,654  (3)     $ 24,066 (4)                         5,653  (5)
Acting CEO and               1994        95,115         22,915  (6)       25,280 (7)                         5,876  (8)
President                    1993        92,738         15,000            18,080 (9)                         2,912 (10)
Eitan Nahum (11)             1995     $ 159,662      $  22,463 (12)         --                              16,423 (13)
President & CEO              1994       102,654         25,077 (14)         --                                --
                             1993          --             --                --                                --
Kasimir Arciszewski          1995     $ 125,820      $ 180,342              --                                --
Co-managing Director         1994       110,880         95,480              --                                --
Speech Design                1993       111,150         5,558               --                                --

(1) No information is reported herein with respect to Mr. Zvi Peled who became CEO and President of the Company in March 1996. See -"Executive Officers."

(2) Mr. Ben-David was the Acting President and CEO of the Company until March 1996. Mr. Ben-David is currently the COO of BCI.

(3) Includes $5,654 paid to Mr. Ben-David with respect to unused vacation days accrued in 1995.

(4)  Includes housing expense allowance of$19,097.

(5) Consists of $3,866 in contributions by Geotek to Geotek's 401(K) plan on behalf of Mr. Ben-David and $1,787 in disability insurance premiums paid by the Company on behalf of Mr. Ben-David.

(6) Includes $7,915 paid to Mr. Ben-David with respect to unused vacation days accrued in 1994.

(7)  Includes housing expense allowance of $20,320.

(8) Includes $4,168 in contributions by Geotek to Geotek's 401(K) plan on behalf of Mr. Ben-David and $1,078 in disability insurance premiums paid by the Company on behalf of Mr. Ben-David.

(9)  Includes housing expense allowance of $17,628.

(10) Represents $2,651 in contributions by Geotek to Geotek's 401(K) plan on behalf of Mr. Ben-David and $261 in disability insurance premiums paid by the Company on behalf of Mr. Ben-David.

(11) Mr. Nahum was President and CEO of the Company from August 6, 1995 to November 15, 1995. From May 2, 1994 until August 6, 1995, Mr. Nahum was the President and CEO of Bogen. Mr. Nahum is no longer employed by the Company.

(12) Includes $12,463 paid to Mr. Nahum with respect to unused vacation days accrued in 1995.

(13) Represents $4,423 in contributions by Geotek to Geotek's 401K plan on behalf of Mr. Nahum, and life insurance premiums paid by the Company for the benefit of Mr. Nahum for the period of May 1, 1994 through May 31, 1996.

(14) Includes $12,077 paid to Mr. Nahum with respect to unused vacation days accrued in 1994.

Option Grants in 1995

     No Stock Options or Stock Appreciation Rights were granted to or exercised by the executive officers named in the Summary Compensation Table during the 1995 fiscal year. In July 1994, Mr. Ben-David was granted options to purchase 200,000 shares of Bogen Common Stock. During 1996, such options were exchanged for options to purchase 66,667 shares of the Company's Common Stock at an exercise price of $5.50 per share.

Compensation of Directors

     Directors do not receive compensation for serving on the Board. Mr. Stern and Mr. Rosenfeld each receive $50,000 annually as members of the Company's Executive Committee.

Employment Contracts

     Zvi Peled. Mr. Peled is employed by the Company as President and Chief Executive Officer pursuant to a letter agreement dated January 2, 1996. The letter agreement has no definite term. The letter agreement provides for Mr. Peled to receive an annual base salary of $150,000 and an annual bonus of at least $50,000 (provided certain performance criteria are met). Mr. Peled is entitled to receive life and health insurance as well as an automobile for his use and a rental allowance of $2,000 per month. The Company also paid the cost of Mr. Peled's relocation to the United States from Israel and will bear the cost (up to $10,000) of Mr. Peled's relocation to Israel upon the termination of his employment by the Company, provided such relocation takes place within six months of the date of termination. Unless terminated for cause, Mr. Peled is entitled to receive his then base salary for a period of six months from the date of termination. Mr. Peled has also been granted options to purchase 175,000 shares of the Company's Common Stock at exercise prices from $5.00 to $10.00 per share.

     Kasimir Arciszewski. Mr. Arciszewski is employed by Speech Design as Co-Managing Director pursuant to a written agreement dated February 9, 1993. The agreement has no definitive term. The agreement provides for Mr. Arciszewski to receive a base salary of DM164,565 ($115,031 as of December 31, 1995), subject to review and increase by the parties at the end of each calendar year. In addition, Mr. Arciszewski is entitled to an annual bonus based on Speech Design's pre-tax profits, Social Security and health insurance benefits and to an automobile for his business use. The agreement contains a non-compete provision (operative during the term of the agreement and for one year thereafter) and a non-disclosure provision. Speech Design has agreed to compensate Mr. Arciszewski during the effective period of the non-compete provision.

     Officers of the Company and Its Subsidiaries. The Company and/or its subsidiaries are parties to letter agreements with each of Messrs. Menashe Ben-David, Thomas Cowherd and Yoav M. Cohen pursuant to which they are employed as executive officers of the Company and/or its subsidiaries. The letter agreements have no definite term. In the case of Mr. Ben-David, his employment may be terminated at any time upon thirty days prior written notice. Mr. Ben-David's letter agreement contains a non-compete provision (operative during the term of the agreement and for two years thereafter). In the case of Mr. Cohen and Mr. Cowherd, no prior notice by the Company is required in order to terminate their employment. However, unless terminated for cause, Messrs. Ben-David and Cohen each are entitled to receive their base salary for a period of six months from the date of termination. Messrs. Ben-David, Cohen and Cowherd are each entitled to receive life and health insurance as well as an automobile for their business use. In addition, Mr. Ben-David receives a rental allowance and Mr. Cohen and Mr. Cowherd have been granted options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $5.50 per share.

Related Party Transactions

     There are no other existing or proposed direct or indirect material transactions between the Company and any of its officers, directors, promoters, or any associates of the foregoing, outside the ordinary course of the Company's business.

Other Officers

     Set forth below is certain information with respect to officers of the Company or its Subsidiaries who are not also directors of the Company, including such officers' ages, principal employment prior to joining the Company and the amount and percentage of the Company's Common Stock, if any, beneficially owned as of November 14, 1996.

     Kasimir Arciszewski, age 45, is the Co-Founder and Co-Managing Director of Speech Design since 1983. Mr. Arciszewski is responsible for Speech Design's strategic planning, sales and financial activities.

     Menashe Ben-David, age 44, has been Chief Operating officer and Executive Vice President of operations of Bogen since December 1993. From November 1995 to March 1996, Mr. Ben-David was the acting CEO and President of the Company. From December 1992 through December 1993, Mr. Ben-David was Vice President of Operations for Bogen. Mr. Ben-David was President of Geopower, a subsidiary of Geotek from September 1991 until it merged with Bogen in December 1992. From July 1987 to September 1991, Mr. Ben-David was the General Manager of Telkoor Power Supply.

     Yoav M. Cohen, age 39, is the Chief Financial Officer and Secretary of the Company. Prior to joining the Company, Mr. Cohen was Chief Financial Officer of Target Capital Group LLC ("Target"), Garden City, N.Y.,and Managing Director of FEMI International Limited (a Target subsidiary). From 1993 to 1994, Mr. Cohen was Corporate Vice President/Chief Financial Officer and Management Information Systems Director of Taro Pharmaceuticals Ltd., from 1990 to 1993, Mr. Cohen was Vice President/Controller of Global Investment Bank at Bankers Trust Company and from 1985 to 1990, Mr. Cohen was Assistant Vice President/Controller of CitiCorp/Citibank.

     Thomas R. Cowherd, age 41, is the Vice President of Business Development and Marketing of the Company. Prior to joining the Company, Mr. Cowherd was Manager of New Product Development of ADT Security Systems, Inc. of Parsippany, NJ. Mr. Cowherd was also Director of Product Marketing of Cerberus Phrotronics, the North American Subsidiary of Zurich based Cerberus AG. From 1984 to 1986 Mr. Cowherd was New Products Program Manager at Infotron Systems of Cherry Hill, NJ. Mr. Cowherd also held a variety of operations-oriented positions at Digilog Systems of Montgomeryville, PA between 1980 to 1984.

     Hans Meiler, age 49, is the Co-Founder and Co-Managing Director of Speech Design since 1983. Mr. Meiler is responsible for Speech Design's operational matters, including subcontracting, manufacturing and quality assurance.

     Zvi Peled, age 46, has been President and CEO of the Company since March 1996. From 1994 through February 1996, Mr. Peled was General Manager of Telenet Group, a Division of Elbit, Ltd. ("Elbit"), Haifa, Israel. Mr. Peled was also President and CEO of Fibronics, a subsidiary of Elbit, as well as a Director for Polish Communications Company, a Company also owned by Elbit. Mr. Peled was employed by Elbit from 1977 to March 1996. See "Employment Agreements".

Comparative Stock Performance

     The graph below compares the cumulative total stockholder return on the Company's Common Stock since October 5, 1995 (the first day of trading in the
Company's Common Stock on the American Stock Exchange ) with the cumulative total return on the S&P SmallCap 600 Index and the S&P Telephone - 500.over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P SmallCap 600 Index and the S&P Telephone - 500 on October 5, 1995, and reinvestment of all dividends). The cumulative total stockholder return represents the value that such investments would have had on December 31, 1995. The Company believes that such information is not relevant because of the shortness of the period analyzed. Total return calculations for the S&P SmallCap 600 Index and for the S&P Telephone - 500 were performed by Standard & Poor's Compustat Services, Inc.

                            [INSERT DATA FOR GRAPH]



Committee Report on Executive Compensation

Overview and Philosophy

     The Executive Committee is responsible for, among other things, developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Executive Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. Decisions with respect to awards of stock options to executive officers are also made by the Executive Committee.

     The Company's Executive Compensation Program is based on guiding principles designed to align executive compensation with the values and objectives, business strategy, management initiatives, and the business and financial performance of the Company. In applying these principles the Executive Committee has established a program to:

     o Attract and retain key executives critical to the long-term success of the Company and each of its business groups.

     o    Reward   executives  for  long-term   strategic   management  and  the
          enhancement of stockholder value.

     o Integrate compensation programs with both the Company's annual and long-term strategic planning and measuring processes.

     o Support a performance-oriented environment that rewards achievement with respect to the Company's goals and also as compared to others in the industry.

     In making compensation decisions, the Executive Committee focuses on the individual contributions of executive officers to the Company's strategic goals, including, but not limited to, the execution by such officers of the Company's business plan. The Executive Committee uses its discretion to set executive compensation where, in its judgment, external, internal or an individual's circumstances warrant it.

     The Executive Committee also periodically reviews the compensation policies of other similarly situated companies, as set forth in the proxy statements of such companies, to determine whether the Company's compensation decisions are competitive within the telecommunications and electronics industries, as well as with a broader group of companies of comparable size and complexity. This comparison group includes the companies included in the Peer Group. The

Executive Committee focuses on companies engaged in these industries because these are the areas where the Company has recently devoted, and expects to continue to devote, a substantial portion of its efforts and resources.

Executive Officer Compensation Program

     The Company's executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options and various benefits, including medical and pension plans generally available to employees of the Company.

     Base Salary, Options and Bonus. Base salary levels for the Company's executive officers are competitively set relative to companies in the electronics industries and other comparable companies. In determining salaries, the Executive Committee also takes into account individual experience and performance and specific issues particular to the Company. The Executive Committee generally sets base salary for executive officers at the median [to low end] of the range at which comparable companies compensate their executive officers. [The Executive Committee believes that executive officers should receive a significant portion of their compensation in the form of discretionary bonuses and stock options as these types of compensation awards provide a better incentive to executive officers to achieve long-term value for the Company and its stockholders]. The Executive Committee believes they have achieved a proper balance between providing enough immediate cash compensation to retain and attract top quality managers and providing long term incentives, in the form of stock options and cash bonuses, to promote long-term growth for the Company's stockholders.

     Benefits. The Company provides medical and pension benefits to its executive officers that are generally available to the Company's employees. The Executive Committee does not consider benefits and perquisites to be a significant portion of the Company's executive officer compensation.

     Section 162(m) of the Internal Revenue Code. In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the ability of public corporations to deduct remuneration in excess of certain thresholds paid to certain executive officers. The Executive Committee continuously monitors and reviews the compensation of the Company's highest paid executive officers to ensure that the Company's deduction for remuneration is not subject to the limitations imposed by Section 162(m) of the Code. For example, remuneration to executive officers in the form of stock options is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and, thus, would not be subject to deduction limitations imposed thereunder.

Chief Executive Officer Compensation

     The Executive Committee believes that the compensation paid to Eitan Nahum, Chief Executive Officer and President from August 1995 to November 1995, was appropriate in light of the increase in the level of Mr. Nahum's responsibilities following the acquisition of Bogen and Speech Design by the Company.

MEMBERS OF THE EXECUTIVE COMMITTEE

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES OF THE BOARD OF DIRECTORS.

                                   PROPOSAL II

     The Board of Directors of the Company has approved, and proposed for submission for shareholder approval, the Bogen Communications International, Inc. 1996 Incentive Stock Option Plan (the "Plan"). The Plan is intended to provide an incentive to employees (including employee directors), non-employee directors and independent contractors or consultants through the issuance of options to purchase shares of Common Stock. The approval of this Proposal II is a condition precedent to the implementation of the Plan.

     The Board of Directors believes that the Company's ability to grant awards under the Plan is a valuable and necessary compensation tool that aligns the long-term financial interests of employees and directors with the financial interests of the Company's shareholders. The Board of Directors also believes that the Plan will contribute to the success of the Company by improving its ability to attract, motivate and retain key employees and directors.

Description of the Plan

     The Plan as proposed is set forth as Exhibit "A" to this Proxy Statement, and the description of the Plan contained herein is qualified in its entirety by reference to Exhibit "A".

     General. The Plan, as proposed, provides for the issuance of options to purchase up to 3,000,000 shares of Common Stock. Persons eligible for participation in the Plan include key employees (including employees who also serve as directors),non-employee directors and independent contractors or consultants (collectively, "Participants"). As of October 1, 1996, all of the Company's full-time employees and non-employee directors, or a total of approximately 110 persons, would have been eligible to participate in the Plan. The Plan provides for the granting of nonqualified stock options ("Stock Options"). The Plan does not provide for the granting of options intended to qualify as "incentive stock options" as defined in Section 422 of the Code.

     Administration. The Plan would be administered and interpreted by a committee of the Board (the "Committee") consisting of two or more persons designated by the Board. The Committee has the full power to administer and interpret the Plan. The Executive Committee have been appointed to serve as the members of the Committee.

     Stock Options. The exercise price of all Stock Options granted will be determined by the Committee on a case by case basis. On November 14, 1996, the closing price of the Company's Common Stock on the American Stock Exchange was $3.625 per share. Stock Options may be granted for a term of up to ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment or relationship with the Company. In addition, in the event that the Company adopts a plan of reorganization pursuant to which it would merge into, consolidate with or sell its assets to any other corporation or entity, the Participant would (i) be required to exercise all such Stock Options or (ii) consent to the conversion of such Stock Options into options to purchase shares of the acquiring entity's shares or (iii) receive the same consideration as received by other holders of the Company's Common Stock reduced by an amount equal to the exercise price of such Stock Options. Stock Options would not be assignable or otherwise transferable except by gift, will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"). The exercise price of an option would be payable in cash or by such other method as the Committee may approve. Shares subject to Stock Options granted under the Plan which have lapsed or terminated may be regranted under the Plan. The Committee may offer to exchange new options for existing options, with the shares subject to the existing options being again available for grant under the Plan. The Committee may also determine circumstances upon which Stock Options would become immediately exercisable and to accelerate the exercisability of any Stock Options.

     No Stock Options have been granted under the Plan pending shareholder approval, and the Company does not currently plan to grant any such Stock Options until and unless the Plan is approved by the shareholders.

     Amendments. The Committee has the full authority to amend the Plan, subject to the consent of the Participant in certain instances.

     Federal Income Tax Consequences. The federal income tax consequences of an employee's participation in the Plan are complex and subject to change. The following discussion is only a summary of the general rules and participants in the Plan should consult their own tax advisors regarding their particular situation.

     There are no federal income tax consequences to the optionee or the Company upon the grant of NQSOs. Upon the exercise of NQSOs, the optionee will realize ordinary income in the amount by which the fair market value of the option stock exceeds the exercise price of the option. The Company is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of NQSOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income. If, at the time of issuance of the shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the optionee generally will recognize ordinary income as of the later of (i) the date of exercise, or (ii) the expiration of six months from the date of option grant, based upon the difference between the fair market value of the option shares at such time and the exercise price.

     Section 162(m). Under Section 162(m) of the Code, The Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one taxable year. Total remuneration would include amounts received upon the exercise of Stock Options.

     New Plan Benefits and Future Plan Benefits. Plan benefits (assuming that the Plan was in place during the 1995 fiscal year) to the Company's Chief Executive Officer, other executive officers and directors are not determinable because no Stock Options were granted by the Company during the 1995 fiscal year. Future Plan benefits (except with respect to Messrs. Peled and Cohen pursuant to the letter agreements governing their employment and as to Stock Options granted during 1996) under the Plan are not determinable since grants of Stock Options are at the discretion of the Executive Committee.

                              Future Plan Benefits
                                                                Option
Name and Position                 Number of Shares           Exercise Price
-----------------                 ----------------           --------------

Zvi Peled                             175,000                 $5.00-$10.00
President and Chief
Executive Officer

Kasimir Arciszewski                      0
Co-Managing Director
Speech Design

Menashe Ben-David                      50,000                 $5.50
Chief Operating Officer

Yoav M. Cohen                          50,000                 $5.50
Vice President Finance

Thomas Cowherd                         50,000                 $5.50
Vice President of Business
Development/Marketing

All current executive                 341,667                 $5.00-$10.00
officers as a group
(6 persons)

All directors who                      20,000                 $5.50
are not executive officers
as a group (7 persons)

All employees                         175,000                 $5.50
who are not executive
officers as  a group


Voting Required For Approval

     Approval of this Proposal, the adoption of the Company's 1996 Incentive Stock Option Plan, requires the affirmative vote of a plurality of the shares of the Company's Common Stock, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies as to which a broker grants no authority with respect to this Proposal) shall be counted as voting neither for nor against this Proposal, but the shares represented by such abstention or broker non-vote shall be considered present at the Annual Meeting for purposes of determining whether a quorum is present.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                                  PROPOSAL III

                        RATIFICATION OF THE SELECTION OF
                           COOPERS & LYBRAND, LLP, AS
                          INDEPENDENT PUBLIC ACCOUNTANT

     The Board of Directors has selected Coopers & Lybrand, LLP ("Coopers & Lybrand") as independent public accountants to examine and verify the accounts of the Company for the 1996 fiscal year, and to report thereon to the Board of Directors and the Stockholders. This selection will be submitted for ratification or rejection at the December 13, 1996 Annual Meeting.

     The Company's financial statements for the year ended December 31, 1995, were examined by Coopers & Lybrand, independent public accountants. The Audit Committee of the Company's Board of Directors meets with representatives of Coopers & Lybrand periodically to review the nature and scope of services performed by that firm.

     Coopers & Lybrand has no interest in or relationship with the Company except in the capacity of independent public accountants, nor has that firm had any other interest or relationship with the Company in the past.

     Representatives of Coopers & Lybrand are expected to be present at the 1996 Annual Meeting. Such representatives will have the opportunity at the Annual Meeting to make a statement if they so desire and will be available to respond to appropriate Stockholder questions.

RECOMMENDATION OF BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                             ADDITIONAL INFORMATION

Stockholder Proposals for the 1997 Annual Meeting

     Any stockholder who intends to present a proposal for consideration at the Company's 1997 Annual Meeting of stockholders must, on or before July 28, 1997, submit his proposals to the Company and notify the Company that he intends to appear personally at the 1997 Annual Meeting to present his proposal in order to have the Company consider the inclusion of such proposal in the Company's 1997 proxy statement and form of proxy relating to the 1997 Annual Meeting. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for information concerning the context and form of such proposal and the manner in which such proposal must be made.

Nominations for Directors for the 1997 Annual Meeting

     Nominations for election to the Board of Directors at the 1997 Annual Meeting may be made only in writing by a Stockholder entitled to vote at the 1997 Annual Meeting of Stockholders. Such nominations must be sent to the Chairman or President of the Company at the following address: Bogen Communications International, Inc., 50 Spring Street, Ramsey, New Jersey 07446 on or before July 28, 1997. Nominations must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act ("Section 16") requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of these reports.

     Each of Yoram Bibring, Yaron Eitan, Dr. Leonard Lodish, Michael McCoy, David Jan Mitchell, Joram Rosenfeld, Yoav Stern, Menashe Ben-David, Eitan Nahum, Kasimir Arciszewski and Geotek made a late filing in 1995.

                                  OTHER MATTERS

     Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

     IT IS IMPORTANT THAT YOU RETURN YOUR SIGNED WHITE PROXY CARD PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                                      By Order of the Board of Directors

                     BOGEN COMMUNICATIONS INTERNATIONAL INC.
                                STOCK OPTION PLAN

     1. Purpose of the Plan. The purpose of this Stock Option Plan ("Plan") of Bogen Communications International Inc. (the "Company"), is to promote the interests of the Company by providing incentives to enable the company to attract and retain such persons and to encourage them to acquire or increase their proprietary interest in the Company and to maximize the Company's performance during the term of their employment or period of service with the Company.

     2. Definitions. As used in the Plan, unless the context requires otherwise, the following terms shall have the following meanings:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) The "Committee" shall mean a committee composed of two or more members of the Board each of whom shall be "Outside Directors" for the purpose of Section 162 (m) of the Code.

          (c) "Common Stock" shall mean the common stock, par value $.001 per share of the Company, or if, pursuant to the adjustment provisions set forth in Section 12 hereof, another security is substituted for the Common Stock, such other security.

          (d) "Fair Market Value" shall mean the fair market value of the Common Stock on the Grant Date (as hereinafter defined) or other relevant date. If on such date the Common Stock is listed on a stock exchange or is quoted on the National Market segment of the Nasdaq Stock Market (the "National Market"), the Fair Market Value shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If on such date the Common Stock is traded in the over-the counter market (but not on the National Market), the Fair Market Value shall be the average of the high bid and the low asked price on such date (or if there are no reported bid and asked prices on the Grant Date, then the average between the high bid price and the low asked price on the next preceding day for which such quotations exist). If the Common Stock is neither listed or admitted to trading on any stock exchange, quoted on the National Market or traded in the over-the -counter market, the Fair Market Value shall be determined in good faith by the Committee in accordance with generally accepted valuation principles and such other factors as the Committee reasonably deems relevant.

          (e) "Grant Date" shall mean the date on which an Option is granted.

          (f) "Option" shall mean the right, granted pursuant to the Plan, to purchase one or more shares of Common Stock. "Incentive Stock Option" shall mean an Option granted pursuant to Section 6 hereof. "Nonqualified Stock Option" shall mean an

     Option granted pursuant to Section 7 hereof.

          (g) "Optionee" shall mean a person to whom an Option has been granted under the Plan.

          (h) "Participant" shall mean (i) designated officers and other key employees of the Company or a Subsidiary Corporation (as such term is defined under Section 424(f) of the Internal Revenue Code of 1986 as amended (the "Code")), and (ii) members of the Company's Board of Directors, and (iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company.

     3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of _______ shares of Common Stock (subject to adjustment as set forth in Section 11 hereof.) The Board shall determine from time to time whether all or part of such _______ shares shall be authorized but unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company and which are held in its treasury. If any Option granted under the Plan should expire or terminate for any reason without having been exercised in full, the shares subject to such Option shall again become available for the grant of Options under the Plan.

     4. Administration of the Plan. The Plan shall be administered by the Committee.

          (a) Subject to the provisions of the Plan, the Committee shall have full discretion and sole authority:

               (i) To designate the Participants to whom Options shall be granted, to determine whether individual Optionees shall be granted Incentive Stock Options or Nonqualified Stock Options, to designate the number of shares to be covered by each of the Options, and to determine the time or times at which Options shall be granted;

               (ii) To determine the exercise price of Options granted hereunder, subject to Sections 6(a) and 7(a) hereof;

               (iii) To interpret the Plan;

               (iv) To promulgate, amend and rescind rules, regulations, agreements and instruments relating to the Plan, provided, however, that no such rules or regulations shall be inconsistent with any of the terms of the Plan;

               (v) To subject any Option to such additional terms and conditions (not inconsistent with the Plan) as may be specified when granting the Option, including without limitation additional restrictions or conditions on the exercise of an Option;

               (vi) To determine circumstances upon which Options shall become immediately exercisable and to accelerate the exercisability of any Option; and

               (vii) To make all other determinations in connection with the administration of the Plan.

          (b) The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having interests in the Plan or in any Option granted under the Plan.

          (c) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Certificate of Incorporation or By-Laws of the Company, any agreement of shareholders or disinterested directors or otherwise.

     5. Eligibility. Officers and other employees of the Company or a Subsidiary Corporation, non-employee members of the Board, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan. Only Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options. All Participants shall be eligible to receive Nonqualified Stock Options.

     6. Incentive Stock Options. The following provisions shall apply solely with respect to Options which are designated by the Committee as "Incentive Stock Options" at the time of grant:

          (a) Option Exercise Price. The price at which shares of Common Stock shall be purchased upon exercise of any Incentive Stock Option shall be not less than the Fair Market Value of such shares on the Grant Date, except that if on the Grant Date an Optionee owns Common Stock (as determined under section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or of the Company's Parent Corporation (as such term is defined under Section 424(e) of the Code), if any, or any Subsidiary Corporations, then the price at which shares of Common Stock shall be purchased upon exercise of an

     Incentive Stock Option granted to such Optionee shall not be less than 110% of the Fair Market Value of such shares on the Grant Date and, notwithstanding Section 6(b) hereof, such Incentive Stock Option shall cease to be exercisable five (5) years after the Grant Date.

          (b) Expiration. Except as otherwise provided in Sections 6(a) and 11 hereof, each Incentive Stock Option granted hereunder shall cease to be exercisable ten years after the date on which it is granted.

          (c) Restriction on Exercise. The Fair Market Value (as determined on the Grant Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any person during any calendar year (under this Plan and all other plans of the Company and its Subsidiary Corporations) cannot be greater than $100,000.

     7. Nonqualified Stock Options. The following provision shall apply with respect to Options which are designated by the Committee as "Nonqualified Stock Options" at the time of grant:

          (a) Option Exercise Price. The price at which shares of Common Stock shall be purchased upon exercise of a Nonqualified Stock Option shall be determined by the Committee.

          (b) Expiration. Except as otherwise provided in Section 11 hereof, each Nonqualified Stock Option granted hereunder shall cease to be exercisable ten years after the Grant Date.

          (c) Designation. Any Option which is not designated by the Committee as an Incentive Stock Option shall automatically be deemed to be a Nonqualified Stock Option.

     8. Vesting of Option. The vesting period, if any, for all Options granted hereunder shall commence on the Grant Date and shall end on the date or dates, determined by the Committee.

     9. Method of Exercise. Optionees may exercise their Options from time to time by giving written notice to the Company. The date of exercise shall be the date on which the Company receives such notice. Such notice shall be on a form furnished by the Company and shall state the number of shares to be purchased and the desired closing date, which date shall be at least fifteen days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the closing, the Company shall deliver to the Optionee (or other person entitled to exercise the Option) at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such shares against payment in full of the Option price for the number of shares to be delivered, such payment to be by a certified or bank cashier's check and/or, if permitted by the Committee in its discretion, by transfer to the Company of capital stock of the Company having a Fair Market Value on the date of exercise equal to the excess of the purchase price for the shares purchased over the amount of any such certified or bank cashier's check. If the Optionee (or other person entitled to exercise the Option) shall fail to accept delivery of and pay for all or any part of the shares specified in his notice when the Company shall tender such shares to him, his right to exercise the Option with respect to such unpurchased shares may be terminated.

     10. Termination of Employment. Except as set forth below, in the event that an Optionee's employment terminates for any reason, any Options then exercisable shall automatically terminate sixty days after the date on which such employment terminates.

          (a) In the event that an Optionee's employment terminates by reason of retirement, the Committee shall have the right to extend such Optionee's Options until the earlier of (x) three months after the date of retirement or (y) the date on which such Options would terminate pursuant to Sections 6(a), 6(b) and 7(b) hereof.

          (b) In the event that an Optionee's employment terminates by reason of disability, an Option exercisable by him shall terminate one year after the date of disability of the Optionee, but in any event not later than the date on which such Options would terminate pursuant to Sections 6(a), 6(b) and 7(d) hereof.

          (c) In the event that an Optionee's employment terminates by reason of death, an Option exercisable by him shall terminate one year after the date of death, but in any event not later than the date on which such Options would terminate pursuant to Sections 6(a), 6(b) and 7(b) hereof. During such time after death, an Option may only be exercised by the Optionee's personal representative, executor or administrator, as the case may be. No exercise permitted by this Section 10 shall entitle an Optionee or his personal representative, executor or administrator to exercise any Option which is not (on the date of exercise) then exercisable.

     11. Changes in Capital Structure. In the event that, by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, reclassification, stock split-up, combination of shares, exchange of shares, or the like, the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of any other corporation, then appropriate adjustments shall be made by the Board to the number and kind of shares reserved for issuance under the Plan upon the grant and exercise of Options. In addition, the Board shall make appropriate adjustments to the number and kind of shares subject to outstanding Options, and the purchase price per share thereunder shall be appropriately adjusted consistent with such change. In no event shall fractional shares be issued or issuable pursuant to any adjustment made under this Section 11. The determination of the Board as to any adjustment shall be final and conclusive.

     12. Mandatory Exercise. Notwithstanding anything to the contrary set forth in the Plan, in the event that:

          (a) the Company should adopt a plan of reorganization pursuant to which it shall merger into, consolidate with, or sell its assets to, any other corporation or entity (an "Acquiring Entity"), the Company may give an Optionee written notice thereof:

               (i) requiring such Optionee to exercise his or her Options within thirty days after receipt of such notice, (including any unvested Options which would, except for this Section 12, otherwise be unexercisable at that date); or

               (ii) requiring such Optionee to consent to the conversion of such Options into an option to purchase the same number of shares of the Acquiring Entity's common stock as would have been received by the Optionee if the Optionee had exercised such Option; or

               (iii) deeming such Options to have been exercised, in which case the Optionee shall be entitled to receive the same consideration per share as received by other holders of the Company's stock but reduced by an amount equal to the Fair Market Value on the Grant Date.

          (b) the Company should adopt a plan of complete liquidation, the Company shall give an Optionee written notice thereof requiring such Optionee to exercise his or her Options within thirty days after receipt of such notice, (including any invested Options which would, except for this Section 12, otherwise be unexercisable at that date).

     Those Options which the Company requests to be exercised and which shall not have been exercised in accordance with the provisions of the Plan by the end of such 30 day period shall automatically lapse irrevocably and the Optionee shall have no further rights with respect to such Options.

     13. Option Grant. Each grant of an Option under the Plan will be evidenced by a document in such form as the Committee may from time to time approve. Such document will contain such provisions as the Committee may in its discretion deem advisable, including without limitation additional restrictions or conditions upon the exercise of an Option. The Committee may require an Optionee, as a condition to the grant or exercise of an Option or the issuance or delivery of shares upon the exercise of an Option or the payment therefor, to make such representations and warranties and to execute and deliver such notices of exercise and other documents as the Committee may deem consistent with the Plan or the terms and conditions of the Option Agreement. Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Optionee to execute and deliver documents (including the investment letter described in Section 14), containing such representations, warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, the (the "Securities Act") any applicable State securities laws, and any other applicable law, regulation or rule.

     14. Investment Letter. If required by the Committee, each Optionee shall agree to execute a statement directed to the Company, upon each and every exercise by such Optionee of any Options, that shares issued thereby are being acquired for investment purposes only and not with a view to the redistribution thereof, and containing an agreement that such shares will not be sold or transferred unless either (1) registered under the Securities Act, or (2) exempt from such registration in the opinion of Company counsel. If required by the Committee, certificates representing shares of Common Stock issued upon exercise of Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereof.

     15. Requirement of Law. The granting of Options, the issuance of shares upon the exercise of an Option, and the delivery of shares upon the payment therefore shall be subject to compliance with all applicable laws, rules, and regulations. Without limiting the generality of the foregoing, the Company shall not be obligated to sell, issue or deliver any shares unless all required approvals from governmental authorities and stock exchanges shall have been obtained and all applicable requirements of governmental authorities and stock exchanges shall have been complied with.

     16. Tax Withholding. The Company, as and when appropriate, shall have the right to require each Optionee purchasing or receiving shares of Common Stock under the Plan to pay any federal, state, or local taxes required by law to be withheld or to take whatever action it deems necessary to protect the interests of the Company in respect to such tax obligations.

     17. Nonassignability. An Optionee may transfer the rights granted hereunder by (i) bona fide gift, (ii) will or by the laws of descent and distribution or,
(iii) pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. Upon the death of an Optionee, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee shall furnish proof satisfactory to the Company of such person's right to receive the Option under the Optionee's will or under the applicable laws of descent and distribution.

     18. Optionee's Rights as Shareholder and Employee. An Optionee shall have no rights as a shareholder of the Company with respect to any shares subject to an Option until the Option has been exercised and the certificate with respect to the shares purchased upon exercise of the Option has been duly issued and registered in the name of the Optionee. Nothing in the Plan shall be deemed to give an employee any right to continued employment nor shall it be deemed to give any employee any other right not specifically and expressly provided in the Plan.

     19. Termination and Amendment.

          (a) Amendment. The Board may amend or terminate the Plan at any time, subject to the limitation that the approval by the shareholders of the Company shall be required in respect of any amendment that (A) materially increases the benefits accruing to participants under the Plan, (B) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 11 above), (C) increases the maximum number of shares of Common Stock for which any Optionee may be granted options under this Plan or (D) materially modifies the requirements as to eligibility for participation in the Plan; (E) modifies the provisions for determining the Fair Market Value; and

               (ii) the Board may not amend the Plan if such amendment would cause the Plan, any Option or the exercise of any right under the Plan to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price or an extension of the period during which an Incentive Stock Option may be exercised.

          (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date (as set forth in Section 20 below) unless earlier terminated by the Board or unless extended by the Board with approval of the stockholders.

          (c) Termination and Amendment of Outstanding Grants. Except as otherwise provided in Section 12 hereof or in any document evidencing the grant of an Option hereunder, a termination or amendment of the Plan that occurs after an Option has been granted shall not result in the termination or amendment of the Option unless the Optionee consents or unless the Committee acts under Section 21(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 21(b) below or may be amended by agreement of the Company and the Optionee which is consistent with the Plan.

     20. Shareholder Approval. This Plan is subject to and no Options granted hereunder shall be exercisable until the approval of this Plan by the holders of a majority of the shares of stock of the Company present or represented in proxy in a vote at a duly held meeting of the shareholders of the Company within twelve months after the date of the adoption of the Plan by the Board. If the Plan is not so approved by shareholders, the Plan and all Options granted hereunder shall automatically terminate and be of no force and effect. Subsequent to such approval, the effective date of the Plan shall be _____________, 1996.

     21. Miscellaneous.

          (a) Substitute Grants. The Committee may grant an Option to an employee or a non-employee director of another corporation, if such person shall become an employee or non-employee director of the Company, or a Subsidiary Corporation, by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any Option so granted shall be made in substitution for a stock option granted by the other corporation, but the terms and conditions of the Option so granted may vary from the terms and conditions required by the Plan and from those of the Option granted by the other corporation. The Committee shall prescribe the provisions of the Option so granted.

          (b) Compliance with Law. The Plan, the exercise of Option and the obligations of the Company to issue shares of Common Stock upon exercise of Options shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to
     Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke the grant of any Option if it is contrary to law or modify any Option to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Optionees. The Committee may, in its sole discretion, agree to limit its authority under this section.

          (c) Sunday or Holiday. In the event, that the time for the performance of any action or the giving of any notice is called for under the Plan within a period of time which ends or falls on a Sunday or legal holiday, such period shall be deemed to end or fall on the next date following such Sunday or legal holiday which is not a Sunday or legal holiday.

                    BOGEN COMMUNICATIONS INTERNATIONAL, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
               Annual Meeting of Shareholders - December 13, 1996

--------------------------------------------------------------------------------

The undersigned shareholder of BOGEN COMMUNICATIONS INTERNATIONAL, INC. (the "Company"), revoking all previous proxies, hereby constitutes and appoints Zvi Peled and Yoav M. Cohen, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on December 13, 1996 at 10:00 A.M. at the American Stock Exchange, 86 Trinity Place, 13th Floor, New York, New York, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

PROPOSAL I

    |_|   FOR all nominees for director named below.

    |_|   WITHHOLD AUTHORITY to vote for all nominees for director named below.

    |_| FOR all nominees for director named below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
          Nominees: Dr. Leonard Lodish, Michael McCoy and David Jan Mitchell

PROPOSAL II

    |_|   FOR the proposal to adopt the Company's  1996  Incentive  Stock Option
          Plan.

    |_|   AGAINST

    |_|   ABSTAIN

PROPOSAL III

     In their discretion, the proxies will vote upon such other business as may properly come before the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR; AND "FOR" THE APPROVAL OF THE 1996 INCENTIVE STOCK OPTION PLAN. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF SAID MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.


                                         Date_____________________________, 1996


                                         _________________________________(SEAL)
                                         (Shareholder's Signature)


                                         _________________________________(SEAL)
                                         (Shareholder's Signature)


                                         _________________________________SHARES